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                                                                    EXHIBIT 23.4


CLARKSONS
St. Magnus House  3 Lower Thames Street  London  EC3R6HE                  [LOGO]
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+44 (0) 20 7334 0000                                           www.clarksons.com

                                                              30th November 2006

Teekay Offshore Partners L.P.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas

Ladies & Gentlemen:

          Reference is made to the Form F-1 registration statement (the "Registration Statement") relating to the initial public offering of common units of limited partner interests of Teekay Offshore Partners L.P. (the "Company"). We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us set forth in sections of the Registration Statement entitled "Industry". We further advise the Company that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:


            o some information in our database is derived from estimates or subjective judgments;

            o the information in the database of other maritime data collection agencies may differ from the information in our database; and

            o while we have taken reasonable care in the compilation of the statistical information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures and may accordingly contain errors.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company; on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Industry and Market Data."




                                       CLARKSON RESEARCH SERVICES LIMITED


                                       By: /s/ C.J. Tyler
                                           -----------------
                                           Name:  C.J. Tyler
                                           Title: Director